EXHIBIT 31.1

CERTIFICATIONS

I, Ellery W. Roberts, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of 1847 Holdings LLC;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 24, 2017	By:	/s/ Ellery W. Roberts
Ellery W. Roberts
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)